UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 17, 2009 (September 14, 2009)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52013 (Commission File Number)	20-0640002 (IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of Principal Executive Offices, Including Zip Code)
(212) 246-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.
     On September14, 2009, the staff of the Securities and Exchange Commission (the “SEC”) advised Town Sports International Holdings, Inc. (the “Registrant”) that a formal order of private investigation had been issued with respect to the Registrant. Since May 2008, the Registrant has been providing documents and testimony on a voluntary basis in response to an informal inquiry by the staff of the SEC, which primarily relates to the deferral of certain payroll costs incurred in connection with the sale of memberships in the Registrant’s health and fitness clubs and the time period utilized by the Registrant for the amortization of (i) such deferred costs into expense and (ii) initiation fees into revenue. The Registrant intends to continue to cooperate fully with the staff of the SEC. The Registrant cannot predict the outcome of, or the timeframe for, the conclusion of this investigation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: September 17, 2009	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer